UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2011

POWERVERDE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-27866	88-0271109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

23429 NE 35th Drive
Glendale, Arizona 85310

 (Address of principal executive offices) (Zip Code)

(623) 780-3321
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “PowerVerde,” the “Company,” “us,” “our” or “we” are to PowerVerde, Inc.

Item 1.01          Entry into a Material Definitive Agreement.

   On February 3, 2012, the Company entered into an agreement (the “Agreement”) with Newton Investments B.V. d/b/a Newton GreenPower, a Dutch corporation based in Leeuwarden, Netherlands (“Newton”).  Newton is the Company’s exclusive manufacturing and distribution licensee in the European Union.

  Pursuant to the Agreement:

 (i)  the Company sold 500,000 shares of restricted common stock in a private placement to European accredited investors at a price of $1.00 per share, including 275,000 shares to a Newton affiliate;

(ii)  the Company issued to two Newton affiliates three-year warrants to purchase 500,000 shares of Company common stock at an exercise price of $1.00 per share; and

(iii)  Newton and the Company released each other from all claims regarding certain cost and expense reimbursements allegedly owed between them.

  A copy of the Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01          Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits

Exhibit No.         Exhibit Description

10.1	Agreement dated February 9, 2012, by and between PowerVerde, Inc. and Newton Investments B.V.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERVERDE, INC.

Dated: February 9, 2012	By:	/s/ Richard H. Davis
Richard H. Davis,
Chief Executive Officer